UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: August 28, 2007
MACY’S, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
(513) 579-7000
-and-
151 West 34th Street, New York, New York 10001
(212) 494-1602

Delaware (State of Incorporation)	1-13536 (Commission File Number)	13-3324058 (IRS Employer Identification No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 28, 2007, Macy’s, Inc. (“Macy’s”) and its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (“Macy’s Holdings”), entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. as representatives of the underwriters named therein, in connection with the offer and sale of $350 million aggregate principal amount of Macy’s Holdings’ 5.875% Senior Notes due 2013, which will be fully and unconditionally guaranteed by Macy’s. The underwriting agreement includes the terms and conditions of the offer and sale of the senior notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing disclosure is qualified in its entirety by reference to the underwriting agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
     The senior notes will be issued under an indenture, dated as of November 2, 2006, as supplemented by the Fourth Supplemental Indenture contemplated to be entered into, among Macy’s Holdings, as issuer, Macy’s, as guarantor, and U.S. Bank National Association, as trustee.
     Certain of the underwriters and their respective affiliates (i) have provided, and may in the future provide, investment banking and/or commercial banking services to Macy’s, Macy’s Holdings and their subsidiaries from time to time and have received, and will in the future receive, customary fees in connection with providing these services and (ii) hold positions in Macy’s Holdings’ debt securities.
     Macy’s Holdings intends to use the net proceeds of the offering to repay borrowings outstanding under its commercial paper facility and for general corporate purposes.
     In connection with the offering of the senior notes, Macy’s is filing certain other exhibits to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description

1.1	Underwriting Agreement, dated August 28, 2007, among Macy’s Retail Holdings, Inc., Macy’s, Inc. and the underwriters named therein

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.
Date: August 29, 2007	By:	/s/ Karen M. Hoguet
	Name:	Karen M. Hoguet
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Underwriting Agreement, dated August 28, 2007, among Macy’s Retail Holdings, Inc., Macy’s, Inc. and the underwriters named therein

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)